UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive		02139
Cambridge,	Massachusetts
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 13, 2021, the Board of Directors (the “Board”) of Jounce Therapeutics, Inc. (the “Company”), appointed Jigar Raythatha as a director and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, effective immediately. Mr. Raythatha has been designated as a Class III director to serve in accordance with the Company's Amended and Restated By-Laws until the Company's 2023 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or until his earlier death, removal or resignation.

Mr. Raythatha served as the president and chief executive officer and a member of the Board of Directors of Constellation Pharmaceuticals, Inc., a public pharmaceutical company, from March 2017 until its acquisition by MorphoSys AG in July 2021. Mr. Raythatha previously served as chief business officer of the Company from December 2012 until February 2017. He earned an M.B.A. from Columbia University and a B.A. in biochemistry and economics from Rutgers University.

In accordance with the Company’s non-employee director compensation policy, Mr. Raythatha will receive annual cash compensation of $35,000 as a member of the Board, $6,000 as a member of the Compensation Committee of the Board and $4,000 as a member of the Nominating and Corporate Governance Committee of the Board, as well as reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. He was granted an option to purchase 31,400 shares of the Company’s common stock, par value $0.001 per share, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of his appointment, which option will vest in equal quarterly installments during the twelve quarters following the grant date, subject to Mr. Raythatha’s continued service on the Board. Mr. Raythatha also will enter into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-215372), filed with the Securities and Exchange Commission on December 30, 2016.

In addition, on September 9, 2021, Cary Pfeffer, a Class III director, notified the Company of his resignation from the Board of Directors, effective as December 31, 2021.

There are no arrangements or understandings between Mr. Raythatha and any other person pursuant to which Mr. Raythatha was elected as a director. There are no transactions in which Mr. Raythatha has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: September 15, 2021	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer